CONTACTS:	Financial analysts Michael Doherty +1-949-673-1907 mdoherty@trestlecorp.com	Media Tim Cox / Zing Public Relations +1-650-369-7784 tim@zingpr.com
Exhibit 99.1

TRESTLE HOLDINGS RELEASES XCELLERATOR SUITE OF
PATHOLOGY WORKFLOW APPLICATIONS

Suite of web-based applications aims to improve the efficiency of clinical operations — from case management to review, diagnosis and report generation by the pathologist

IRVINE, Calif.—May 16, 2005—Trestle Holdings Inc. (OTCBB:TLHO), a supplier of digital imaging systems and services for pathology, drug safety and discovery, today announced the introduction of the Xcellerator™ suite of digital pathology workflow applications following the company’s recent acquisition of InterScope Technologies. The new suite of web-based applications is available for both clinical and educational settings. It provides digital image archiving, and caseflow and database management, auditing, conferencing, and image-enhanced report generation across a wide range of imaging platforms, simplifying the workflow of anatomic and cytological pathologists.

Designed by pathologists for pathologists, the Xcellerator suite of workflow applications is intended to replace traditional paper reports and glass slides for certain fields of use, with digital image and case management software. This reduces the costs associated with traditional pathology operations and introduces efficient processes that enable laboratory technicians and management to assign, sign-out and share cases among pathologists as well as generate imaging enhanced reports as well as interface with laboratory information systems. With the Xcellerator suite of products, digital case files — both reports and slides — can be immediately managed, assigned, viewed for consultation, diagnosed and reported by individual pathologists or teams of pathologists in different locations, resulting in faster turnaround, improved process and quality, as well as improved overall workflow.

“Our expansion into web-based workflow applications complements our services offering by providing the tools necessary to manage digital case-flow. These form the foundation of our expansion into compelling applications that employ digital imaging to enhance the efficiency of pathology operations, both in clinical and drug safety markets,” said Maurizio Vecchione, CEO of Trestle Holdings, Inc. “Our new Xcellerator suite of digital workflow applications represents the commercialization of InterScope’s anatomic, cytological and educational use-case desktop applications, and is further progress toward our goal of offering the most comprehensive, integrated digital imaging and workflow solution for clinical pathology.”

An Advanced Suite of Workflow Applications for Clinical and Educational Settings
The Trestle Xcellerator suite of workflow enhancement products consists of the following applications. Each is tailored to the needs of particular use-cases and all are available both as client-based software and as hosted application service provider (ASP) solutions:

1.	Xcellerator Histotech Workbench and Xcellerator Cytotech Workbench
Designed to meet the needs of histotech and cytotech laboratories, these two workbench applications offer the lab or imaging technician core imaging and archiving tools for quality control and image processing. Designed to enhance workflow efficiency, these workflow applications are optimized for and scaled to the needs of the laboratory environment. They allow the user to efficiently manage the whole-slide digital imaging process—from capture through storage and archiving. These applications support sophisticated auditing and access control and can be interfaced with popular laboratory information systems.

2.	Xcellerator Anatomical Pathologist Desktop and Xcellerator Cytopathologist Desktop
Designed to meet needs of the practicing pathologist, these two practitioner-oriented web applications enable the doctor to access an electronic desktop to remotely view, notate, assign, transmit, collaborate and manage digital slide image and patient case data in a familiar “to do” or work-list fashion. Featuring process controls, auditing, reporting and interfaces to laboratory information systems, these tools allow for a much more efficient allocation of the physician’s time and enhance his efforts - while improving the organization’s ability to effect process and quality controls and originate imaging-enhanced reports.

3.	Virtual Pathology Classroom
This virtual classroom application includes both text and whole-slide images, displayed in an intuitive and user-friendly digital case file format. Designed for formal teaching in the health sciences, it enables the user to create, notate, assign, score and audit various virtual pathology casebook study assignments and tests. This educational use-case model can be further customized to meet the specific needs of the teacher or institution.

“The Trestle family of customized workflow applications for anatomic pathology and cytology provides state-of-the-art, diagnostic-quality images that are easily shared among pathologists and consultants for review with colleagues, and enables efficient review for quality assurance and clinicopathologic correlations that are so critical to the safe and efficient delivery of care,” said Dr. Michael Becich, a professor of pathology at the University of Pittsburgh, director of the Center for Pathology Informatics at the University of Pittsburgh Medical School, and a member of Trestle’s board of directors. “Thousands of hours are consumed by pathologists sharing images with the physicians and communities they serve at conferences and other teaching responsibilities. The Xcellerator Digital Pathology Classroom provides a complete suite of integrated applications that reduce cost, save time and improve the quality of both classroom experiences and teaching conferences.”

These new products employ open technical standards and can be integrated with popular laboratory information systems as well as with microscopy equipment from Trestle and other imaging platform providers.

Pricing and Availability
The Xcellerator suite of workflow applications is available immediately for purchase at a base price of $25,000 per application. Final pricing is dependant on the number of operator licenses, viewing participants and other optional analytic functionalities chosen. Also, these applications are available to users on a monthly service fee basis utilizing Trestle’s hosted service platform and housed on Trestle’s secure servers. For more information, please visit http://www.trestlecorp.com or call Trestle’s sales department at +1-949-673-1907.

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About Trestle Holdings Inc.
Trestle Holdings Inc. develops and sells digital imaging and telemedicine applications to the life sciences markets. The Company's products link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle’s digital imaging products have the potential to transform the pathologist work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images. The Company's live microscopy products allow multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real time. The Company’s slide scanning and imaging products perform high-speed whole glass slide digitization for virtual microscopy applications. Trestle’s slide scanning products facilitate image analysis, data management, digital workflow and data association applications for clinical and research customers.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. Trestle’s integrated telemedicine products allow scientists, physicians and other medical professionals around the world to service more patients. Trestle’s telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment.

SAFE HARBOR STATEMENT
This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our efforts to integrate our recently announce acquisition of the assets of InterScope Technologies, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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